SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2015

SNACKHEALTHY, INC.
(exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

333-59114	33-0730042
Commission File Number	IRS Employer Identification Number

620 Newport Center Dr., Suite 1100, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 287-3164

HEALTHIENT, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The majority shareholders of SnackHealthy, Inc., a Nevada corporation (the "Registrant") constituting a total of 9,327,859 shares of common stock (82.83%) approved as of June 26, 2015, in a written consent of the majority of the shareholders of the Registrant a name change from its current name to "Amaize Beverage Corporation". The Registrant believes that its new name will better reflect the new direction of the company’s business, that of developing and marketing beverages that provide sustenance and benefit to active and health-conscious consumers. The Company seeks to deliver these health benefits as it develops products that are all-natural, low-calorie and free from artificial sweeteners.

Following the required regulatory approval and the filing of the amended articles of incorporation of the Registrant, the Registrant will announce the effective date of the name change.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNACKHEALTHY, INC.

Dated: June 30, 2015	By:	/s/ Richard Damion
Richard Damion
Chief Executive Officer